As filed with the Securities and Exchange Commission on November 9, 2006

UNITED STATES SECURITIES AND EXCHANGE COMMISSION Washington, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 1 TO	POST-EFFECTIVE AMENDMENT NO. 1 TO
FORM S-8 REGISTRATION STATEMENT	FORM S-8 REGISTRATION STATEMENT
UNDER THE SECURITIES ACT OF 1933	UNDER THE SECURITIES ACT OF 1933
(File No. 333-126818)	(File No. 333-64822)

POST-EFFECTIVE AMENDMENT NO. 1 TO
FORM S-8 REGISTRATION STATEMENT
UNDER THE SECURITIES ACT OF 1933
(File No. 333-51776)

INTERMAGNETICS GENERAL CORPORATION (Exact Name of Registrant as Specified in Its Charter)

Delaware	14-1537454
(State or Other Jurisdiction	(I.R.S. Employer Identification No.)
of Incorporation or Organization)

450 Old Niskayuna Road
Latham, New York 12110
(518) 782-1122

(Address, Including Zip Code, and Telephone Number, Including Area Code, of Registrant’s Principal Executive Offices)

Intermagnetics General Corporation	Intermagnetics General Corporation
2000 Stock Option and Stock Award Plan	1990 Stock Option Plan
(as amended and restated as of February 21, 2006)

(Full titles of the Plans)

Michael K. Burke
Intermagnetics General Corporation
450 Old Niskayuna Road
Latham, New York 12110
(518) 782-1122
(Name, Address, Including Zip Code, and Telephone Number, Including Area Code, of Agent for Service)
________________

Copies to:

Katherine M. Sheehan	Stephen P. Farrell
General Counsel	Morgan, Lewis & Bockius LLP
Intermagnetics General Corporation	101 Park Avenue
450 Old Niskayuna Road	New York, New York 10178
Latham, New York 12110	(212) 309-6050
(518) 782-1122	(212) 309-6001 fax
(518) 783-2602 fax

Explanatory Note

     Intermagnetics General Corporation, a Delaware corporation (the “Company”) is filing this Post Effective Amendment No. 1 to the following Registration Statements on Form S-8 (the “Registration Statements”): (i) the Registration Statement on Form S-8 (File No. 333-126818) filed on July 22, 2005, pertaining to the common stock of the Company, par value $0.10 per share (the “Common Stock”), to be offered under the Intermagnetics General Corporation 2000 Stock Option and Stock Award Plan, as amended and restated (the “2000 Plan”); (ii) the Registration Statement on Form S-8 (File No. 333-64822) filed on July 10, 2001, pertaining to the Common Stock to be offered under the 2000 Plan; and (iii) the Registration Statement on Form S-8 (File No. 333-51776) filed on December 13, 2000, pertaining to the Common Stock to be offered under the Intermagnetics General Corporation 1990 Stock Option Plan (the “1990 Plan”).

     On November 9, 2006, pursuant to an Agreement and Plan of Merger (the “Merger Agreement”), dated as of June 14, 2006, by and among the Company, Philips Holding USA Inc. (“Philips”), and Jumbo Acquisition Corp., the Company became a wholly-owned subsidiary of Philips. As provided in the Merger Agreement, each share Common Stock of the Company was converted into the right to receive $27.50 per share in cash, without interest. Pursuant to the Merger Agreement, the Company and Philips have taken such actions as are necessary such that the Company’s Common Stock is no longer issuable under the 2000 Plan or the 1990 Plan.

     The Company hereby removes and withdraws from registration all securities registered pursuant to the Registration Statements that remain unissued.

SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Company certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8, and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the Town of Latham, State of New York, on this 9th day of November, 2006.

INTERMAGNETICS GENERAL CORPORATION

By:	/s/ Glenn H. Epstein
Name:	Glenn H. Epstein
Title:	Chairman of the Board of Directors and
Chief Executive Officer

     Each person whose signature appears below constitutes and appoints each of Glenn H. Epstein and Michael K. Burke his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all further amendments (including post-effective amendments) to this Registration Statement on Form S-8 and any and all other documents and instruments incidental thereto, and to file the same, with all exhibits thereto, and all documents in connection therewith, with the Securities and Exchange Commission and any other regulatory authority, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his substitute, may lawfully do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement on Form S-8 has been signed below by the following individuals in the capacities indicated and on November 9, 2006.

Signature	Title

/s/ Glenn H. Epstein	Chairman of the Board of Directors and Chief Executive Officer (Principal Executive Officer)
Glenn H. Epstein

/s/ Michael K. Burke	Executive Vice President and Chief Financial Officer (Principal Financial and Accounting Officer)
Michael K. Burke

/s/ John M. Albertine	Director
John M. Albertine

/s/ Larry G. Garberding	Director
Larry G. Garberding

/s/ A. Jay Graf	Director
A. Jay Graf

/s/ Michael E. Hoffman	Director
Michael E. Hoffman

/s/ Thomas L. Kempner	Director
Thomas L. Kempner

/s/ Sheldon Weinig	Director
Sheldon Weinig